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                                                                     EXHIBIT 8.2


                [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]




                                                                 August 13, 1999



First American Corporation
First American Center
Nashville, Tennessee  37237-0700

Ladies/Gentlemen:

          We have acted as counsel to First American Corporation, a Tennessee corporation ("First American"), in connection with the proposed merger (the "Merger") of Alpha/Foxtrot Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of AmSouth Bancorporation, a Delaware corporation ("AmSouth"), with and into First American upon the terms and conditions set forth in the Agreement and Plan of Merger dated May 31, 1999, by and among First American, AmSouth, and Merger Sub (the "Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning federal income tax consequences of the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Joint Proxy Statement-Prospectus contained within the Registration Statement (the "Joint Proxy Statement"), or the appendices thereto (including the Agreement).

          For purposes of the opinion set forth below, we have relied, with the consent of First American and the consent of AmSouth, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of First American and AmSouth dated the date hereof, and have assumed that such certificates will remain complete and accurate through the date of the Effective Time and that all representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the Joint Proxy Statement.

  We have also assumed that (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Registration Statement and the Joint Proxy Statement (and no terms or conditions therein material to this opinion will be waived), (ii) the Merger will be reported by AmSouth, Merger Sub and First American on their respective federal income tax returns in a manner consistent with the opinion set forth below, and (iii) the Merger will qualify as a statutory merger under the applicable laws of the States of Delaware and Tennessee.


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First American Corporation
August   , 1999
Page 2



          Based upon and subject to the foregoing, under currently applicable United States federal income tax law, it is our opinion that, for United States federal income tax purposes:

            (i) The Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

            (ii) AmSouth, First American, and Merger Sub will each be a party to the reorganization under Section 368(b) of the Code; and

            (iii) No gain or loss will be recognized by First American stockholders who receive solely shares of AmSouth Common Stock in exchange for all of their First American Common Stock, except with respect to cash received instead of a fractional share interest in AmSouth Common Stock.

          We express no opinion as to the United States federal income tax consequences of the Merger to stockholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who do not hold their shares as capital assets, holders who acquired their shares pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold AmSouth Common Stock or First American Common Stock as part of a "hedge," "straddle" or "conversion transaction"). In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "The Merger Agreement--Federal Income Tax Consequences of the Merger" and elsewhere in the Joint Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                  Very truly yours,


                                  /s/ Wachtell, Lipton, Rosen & Katz